Exhibit 23

Consent of Independent Registered Public Accounting Firm

Colonial Bankshares, Inc.
Vineland, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-142840 and 333-127350) of Colonial Bankshares, Inc. of our report dated March 16, 2010, relating to the consolidated financial statements, which appears in this Form 10-K.

                /s/ ParenteBeard LLC

Malvern, Pennsylvania
March 30, 2010